Exhibit 99.1

DESCRIPTION OF THE REGISTRANT’S SECURITIES

REGISTERED PURSUANT TO SECTION 12

OF THE SECURITIES EXCHANGE ACT OF 1934

After giving effect to the conversion on December 22, 2021, from a Maryland statutory trust to a Maryland real estate investment trust, Seven Hills Realty Trust (the “Company,” “we,” “us” or “our”) had one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Common Shares of Beneficial Interest, $0.001 par value per share (“common shares”). The common shares are listed on The Nasdaq Stock Market LLC (“Nasdaq”).

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

The following description of the terms of our shares of beneficial interest is a summary only. This summary is not complete and is qualified in its entirety by reference to the Company’s declaration of trust and bylaws and applicable Maryland law, including but not limited to provisions of Maryland law applicable to Maryland real estate investment trusts (the “Maryland REIT Law”).

General

Our declaration of trust authorizes us to issue up to an aggregate of 25,000,000 shares of beneficial interest, all of which are currently designated as common shares. As of December 21, 2021, we had 14,597,079 common shares issued and outstanding. As of December 21, 2021, no other class or series of shares of beneficial interest is outstanding.

As permitted by Maryland REIT Law, our declaration of trust also authorizes our Board of Trustees to increase or decrease the number of our authorized common shares, to create new classes or series of our shares of beneficial interest, or increase or decrease the number of authorized shares thereof, and to classify or reclassify any unissued shares from time to time by setting the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of such class or series of our shares of beneficial interest.

Common Shares

Voting rights. Subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. Holders of our common shares do not have cumulative voting rights in the election of Trustees. Whenever shareholders are required or permitted to take any action by a vote, the action may only be taken by a vote at a shareholders meeting. Under our declaration of trust and bylaws, shareholders do not have the right to take any action by written consent. With respect to matters brought before a meeting of shareholders other than the election of Trustees, except where a different voting standard is required by any applicable law, the listing requirements of the principal securities exchange on which our common shares are listed or a specific provision of our declaration of trust or bylaws, a majority of all the votes cast by our shareholders entitled to vote on the matter at the meeting shall be required to approve the matter.

Under our declaration of trust, subject to the provisions of any class or series of our shares of beneficial interest which hereafter may be created and are then outstanding, holders of common shares are entitled to vote on the following matters: (a) the election of Trustees and the removal of Trustees for cause; (b) any amendment to our declaration of trust, merger, conversion or consolidation of us with or into, or sale of all or substantially all our assets to, another entity and our termination, in each case, to the extent shareholder approval is required under the Maryland REIT Law provided that such action has first been approved by two thirds of our Trustees then in office; and (c) such other matters with respect to which our Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the holders of common shares for approval or ratification. Our shareholders will also be entitled to vote on such matters as may be required by our declaration of trust, bylaws or applicable law. Provisions of our declaration of trust regarding the restriction on the transfer and ownership of our common shares may preclude a shareholder’s right to vote in certain circumstances.

Under the Maryland REIT Law, a Maryland real estate investment trust (“REIT”) generally cannot dissolve, amend its declaration of trust, convert or merge unless these actions are approved by at least two thirds of all shares. The Maryland REIT Law allows a trust's declaration of trust to set a lower percentage, so long as the percentage is not less than a majority of the votes entitled to be cast on the matter. Under our declaration of trust, amendments to our declaration of trust may be made if first approved by at least two thirds of our Trustees then in office and, to the extent a shareholder vote is required under the Maryland REIT Law, then approved by the affirmative vote of a majority of the votes entitled to be cast by our shareholders entitled to vote thereon (in the case of the provisions of our declaration of trust relating to the classification of our Board of Trustees, the removal of our Trustees and the vote required to amend those provisions, the approval of our shareholders entitled to cast at least two thirds of all the votes entitled to be cast on the matter will be required). Under the Maryland REIT Law, a REIT's declaration of trust may permit its board of trustees by a two thirds vote to amend the REIT's declaration of trust from time to time to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “IRC”), or the Maryland REIT Law without the affirmative vote or written consent of the REIT's shareholders. Our Declaration of Trust permits this type of action by our Board of Trustees.

Board of Trustees. Our Board of Trustees is divided into three classes. At each annual meeting, shareholders elect the successors of the class of Trustees whose term expires at that meeting for a term expiring at the annual meeting held in the third year following the year of their election. The classified board provision could have the effect of making the replacement of incumbent Trustees more time consuming and difficult. At least two annual meetings of shareholders will generally be required to effect a change in a majority of our Board of Trustees.

Except as may be mandated by any applicable law or the listing requirements of the principal exchange on which our common shares are listed, otherwise provided by a provision of our bylaws approved by our Board of Trustees, and subject to the provisions of any class or series of our shares of beneficial interest which hereafter may be created and are then outstanding, a plurality of all the votes cast by our shareholders entitled to vote in the election of Trustees at a meeting of our shareholders duly called and at which a quorum is present is required to elect a Trustee.

In case of failure to elect any Trustee at an annual meeting of our shareholders, the incumbent Trustee who was up for election at that meeting may hold over and continue to serve as a Trustee for the full term of the trusteeship in which he or she was nominated and until the election and qualification of his or her successor. Subject to the provisions of any class or series of our shares of beneficial interest which hereafter may be created and are then outstanding, any vacancy as a result of any reason, including, without limitation, a vacancy caused by the death, resignation, retirement, removal or incapacity of any Trustee or resulting from an increase in the number of Trustees, may be filled only by the affirmative vote of a majority of the Trustees then remaining in office, even if the remaining Trustees do not constitute a quorum or are less than three, and any Trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which such vacancy occurred and until the election and qualification of his or her successor. Our declaration of trust and bylaws provide that a Trustee may be removed only for cause, at a properly called meeting of our shareholders, by the affirmative vote of holders of not less than 75% of the votes entitled to be cast for the election of such Trustee.

Distribution rights. Subject to the preferential rights of any other class or series of shares then outstanding or which may be issued, and to the ownership restrictions described in our declaration of trust, all of our common shares are entitled to receive distributions on our common shares if, as and when authorized by our Board of Trustees and declared by us out of assets legally available for distribution (as determined by our Board of Trustees in its sole discretion).

Liquidation rights. Subject to the preferential rights of any other class or series of shares then outstanding or which may be issued, and to the ownership restrictions described in our declaration of trust, all of our common shares are entitled to share ratably in our assets legally available for distribution to our shareholders (as determined by our Board of Trustees) in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Registration rights. Tremont Realty Capital LLC (our "Manager") has certain demand registration rights and piggyback and other registration rights with respect to our common shares held by it, as described from time to time in our periodic reports filed with the Securities and Exchange Commission (“SEC”).

Other rights and preferences. Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights, or preemptive rights to subscribe for any of our securities.

Preferred Shares

Pursuant to our declaration of trust, our Board of Trustees, without any action by our shareholders, may issue preferred shares of beneficial interest (“preferred shares”) from time to time, in one or more classes or series, with the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any preferred shares as determined by our Board of Trustees from time to time. The issuance of preferred shares, the issuance of rights to purchase preferred shares or the possibility of the issuance of preferred shares or such rights could have the effect of delaying or preventing a change in our control. In addition, the rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we have issued or may issue in the future.

Restrictions on Transfer and Ownership of Shares

Our declaration of trust restricts the number and value of our shares of beneficial interest that our shareholders may own. These restrictions are intended, among other purposes, to assist us with REIT compliance under the IRC and otherwise to promote our orderly governance.

Our declaration of trust prohibits any person from owning, being deemed to own by virtue of the attribution provisions of the IRC, or beneficially owning under Rule 13d-3 under the Exchange Act, more than 9.8% in value or number, whichever is more restrictive, of any class or series of our shares of beneficial interest, including our common shares. Our Board of Trustees may from time to time increase this ownership limit for one or more persons and decrease the ownership limit for other persons, subject to limitations contained in our declaration of trust. Our declaration of trust also prohibits any person from beneficially or constructively owning shares if that ownership would result in us failing to qualify for taxation as a REIT.

These restrictions do not apply to our Manager, The RMR Group LLC and its consolidated subsidiaries (“RMR”), any company to which RMR provides management services or any of their affiliates so long as such ownership does not adversely affect our qualification for taxation as a REIT under the IRC. Our Board of Trustees in the future may determine that it is appropriate to reduce the ownership limit applicable to ownership of our shares by others to below 9.8% in order to assist us in qualifying for taxation as a REIT. Under such circumstances if the ownership limit is not reduced to an appropriate level on a timely basis, it is possible that certain purchasers, acquirors, or other holders of our common shares may, if their ownership would result in our failing to qualify for taxation as a REIT, have certain of their common shares transferred to a Charitable Trust (as defined below) even if their ownership in our common shares was in an amount below the ownership limit applicable at the time.

Our Board of Trustees, in its sole discretion, may exempt other persons, prospectively or retroactively, from these ownership limitations, so long as our Board of Trustees determines, among other things, that it is in our best interests. Our Board of Trustees may not grant an exemption if the exemption would result in our failing to qualify for taxation as a REIT. In determining whether to grant an exemption, our Board of Trustees may consider, among other factors, the following:

•	the general reputation and moral character of the person requesting the exemption;
•	whether the person’s ownership of shares would be direct or through ownership attribution;
•	whether the person’s ownership of shares would interfere with the conduct of our business, including without limitation, our ability to make additional investments;
•	whether granting an exemption would adversely affect any of our existing contractual arrangements or the execution of our strategies or business policies;
•	whether the person to whom the exemption would apply has been approved as an owner of us by all regulatory or other governmental authorities with jurisdiction over us; and
•	whether the person to whom the exemption would apply is attempting to change control of us or affect our policies in a way that our Board of Trustees, in its sole discretion, considers adverse to our best interests or those of our shareholders.

In addition, our Board of Trustees may require such rulings from the U.S. Internal Revenue Service, opinions of counsel, representations, undertakings or agreements as it deems advisable in order to make the foregoing decisions.

If a person attempts a transfer of our shares of beneficial interest in violation of the ownership limitations described above, (a) that number of shares (rounded to the nearest whole share) which would cause the violation are automatically transferred to a trust (the “Charitable Trust”), for the exclusive benefit of one or more charitable beneficiaries designated by us or (b) such attempted transfer shall be void ab initio.

The prohibited owner will generally:

•	have no rights in the shares held in the Charitable Trust;
•	not benefit economically from ownership of any shares or other property held in the Charitable Trust (except to the extent provided below upon sale of the shares);
•	have no rights to dividends or other distributions with respect to shares held in the Charitable Trust;
•	not possess any rights to vote or other rights attributable to any shares held in the Charitable Trust; and
•	have no claim, cause of action or other recourse whatsoever against the purported transferor of any shares held in the Charitable Trust.

Unless otherwise directed by our Board of Trustees, within 20 days of receiving notice from the Trust that Shares have been transferred to the Charitable Trust or as soon thereafter as reasonably practicable, the trustee of the Charitable Trust will sell such shares (together with the right to receive dividends or other distributions with respect to such shares) to a person designated by the trustee of the Charitable Trust, whose ownership of the shares will not violate the ownership limitations set forth in our declaration of trust. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee of the Charitable Trust will distribute the net proceeds of the sale to the prohibited owner and to the beneficiary of the Charitable Trust as follows:

The prohibited owner will receive the lesser of:

•	the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust, for example, in the case of a gift, devise or other similar transaction, the market price of the shares on the day of the event causing the shares to be transferred to the Charitable Trust, in each case, reduced by any amounts previously received by the prohibited owner in connection with prior extraordinary dividends or other distributions; and
•	the sales proceeds received by the trustee of the Charitable Trust (net of any commissions, other expenses of the trustee of the Charitable Trust, and our expenses) from the sale or other disposition of the shares held in the Charitable Trust.

The trustee of the Charitable Trust may reduce the amount payable to the prohibited owner by the amount of ordinary dividends or other distributions which have been paid to the prohibited owner and is owed by the prohibited owner to the trustee of the Charitable Trust. Any net sales proceeds and any extraordinary dividends or other dividends in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary, less the costs, expenses and compensation of the Company.

If a prohibited owner sells shares that are deemed to have been transferred to the Charitable Trust, then:

•	those shares will be deemed to have been sold on behalf of the Charitable Trust; and
•	to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by the trustee of the Charitable Trust, the prohibited owner must promptly pay the excess to the trustee of the Charitable Trust upon demand.

Also, shares of beneficial interest held in the Charitable Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in the transfer to the Charitable Trust or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust, for example, in the case of a gift, devise or other similar transaction, the market price per share on the day of the event causing the shares to become held by the Charitable Trust; and
•	the market price per share on the date we, or our designee, accept the offer.

We will have the right to accept the offer until the trustee of the Charitable Trust has sold the shares held in the Charitable Trust. The net proceeds of the sale to us will be distributed similar to any other sale by a trustee of the Charitable Trust. Our Board of Trustees may retroactively amend, alter or repeal any rights which the Charitable Trust, the trustee of the Charitable Trust or the beneficiary of the Charitable Trust may have under our declaration of trust, including retroactively granting an exemption to a prohibited owner, except that our Board of Trustees may not retroactively amend, alter or repeal any obligations to pay amounts incurred prior to such time and owed or payable to the trustee of the Charitable Trust. The trustee of the Charitable Trust will be indemnified by us or from the proceeds from the sale of shares held in the Charitable Trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our declaration of trust and is entitled to receive reasonable compensation for services provided.

Costs, expenses and compensation payable to the trustee of the Charitable Trust may be funded from the Charitable Trust or by us. Before any sales proceeds may be distributed to a prohibited owner, we will be entitled to reimbursement on a first priority basis (after payment in full of amounts payable to the trustee of the Charitable Trust) from the Charitable Trust for any such amounts funded by us and for any indemnification provided to the trustee of the Charitable Trust by us.

In addition, costs and expenses incurred by us in the process of enforcing the ownership limitations set forth in our Declaration of Trust, in addition to reimbursement of costs, expenses and compensation of the trustee of the Charitable Trust which have been funded by us, may be collected from the Charitable Trust before any sale proceeds are distributed to a prohibited owner.

The restrictions described above will not preclude the settlement of any transaction entered into through the facilities of a national securities exchange or automated interdealer quotation system. Our declaration of trust provides, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in such a transaction will be subject to all of the provisions and limitations described above.

Every person who owns, is deemed to own by virtue of the attribution rules of the IRC or is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act 5% or more of any class or series of our shares outstanding at the time of the determination is required to give written notice to us within 30 days after the end of each taxable year, and also within three business days after a request from us, stating the name and address of the legal and beneficial owner(s), the number of shares of each class and series of our shares of beneficial interest which the owner beneficially owns, and a description of the manner in which those shares are held. If the IRC or applicable tax regulations specify a threshold below 5%, this notice provision will apply to those persons who own our shares of beneficial interest at the lower percentage. In addition, each shareholder is required to provide us upon demand with any additional information that we may request in order to determine our qualification for taxation as a REIT, to comply or determine our compliance with the requirements of any taxing authority or other government authority and to determine and ensure compliance with the foregoing ownership limitations.

All certificates evidencing our shares and any share statements for our uncertificated shares shall bear legends referring to the foregoing restrictions or, instead of a legend, the certificate may state that we will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.

Business Combinations

The Maryland General Corporation Law (“MGCL”) contains a provision which regulates business combinations with interested shareholders. This provision applies to REITs formed under Maryland law like us. Under the MGCL, business combinations such as mergers, consolidations, share exchanges, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities between a REIT formed under Maryland law and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Under the MGCL the following persons are deemed to be interested shareholders:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the trust’s outstanding voting shares; or
•	an affiliate or associate of the trust who, at any time within the two year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting shares of the trust.

After the five year prohibition period has ended, a business combination between a trust and an interested shareholder generally must be recommended by the board of trustees of the trust and must receive the following shareholder approvals:

•	the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and
•	the affirmative vote of at least two thirds of the votes entitled to be cast by holders of voting shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

The shareholder approvals discussed above are not required if the trust’s shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our Board of Trustees prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the board of trustees approves in advance the transaction by which that shareholder otherwise would have become an interested shareholder. The Board of Trustees may provide that its approval is subject to compliance with any terms and conditions determined by the board of trustees. Our Board of Trustees has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the MGCL described in the preceding paragraphs, provided that the business combination is first approved by our Board of Trustees, including the approval of a majority of the members of our Board of Trustees who are not affiliates or associates of the interested shareholder. This resolution, however, may be altered or repealed in whole or in part at any time.

Control Share Acquisitions

The MGCL contains a provision which regulates control share acquisitions. This provision applies to REITs formed under Maryland law like us. The MGCL provides that control shares of a REIT formed under Maryland law acquired in a control share acquisition have no voting rights except to the extent that the acquisition is approved by a vote of two thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust. Control shares are voting shares, which, if aggregated with all other such shares, previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one tenth or more but less than one third;
•	one third or more but less than a majority; or
•	a majority or more of all voting power.

An acquiror must obtain the necessary shareholder approval each time it acquires control shares in an amount sufficient to cross one of the thresholds noted above.

Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the company. The MGCL provides for certain exceptions from the definition of control share acquisition.

A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay the expenses of the meeting, may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the matter at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute of the MGCL does not apply to the following:

•	shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or
•	acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

Our bylaws contain a provision exempting any and all acquisitions by any person of our common shares from the control share acquisition statute. This bylaw provision may be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland REIT with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

•	a classified board;
•	a two thirds vote requirement for removing a trustee;
•	a requirement that the number of trustees be fixed only by vote of the trustees;
•	a requirement that a vacancy on the board be filled only by the remaining trustees in office and for the replacement trustee to serve for the remainder of the full term of the class of trustees in which the vacancy occurred; and
•	a majority requirement for the calling of a shareholder requested special meeting of shareholders.

Through other provisions in our declaration of trust unrelated to Subtitle 8, we already (a) have a classified board, (b) require the affirmative vote of the holders of not less than 75% of all of the votes entitled to be cast in the election of such Trustee for the removal of any Trustee from our Board of Trustees, which removal will be allowed only for cause, (c) vest in our Board of Trustees the exclusive power to fix the number of trusteeships, (d) vest in our Board of Trustees the exclusive power to call meetings of our shareholders and (e) require that a vacancy on our Board of Trustees be filled only by the remaining Trustees in office and for the replacement Trustee to serve for the remainder of the full term of the class of Trustees in which the vacancy occurred.

Anti-Takeover Effect of Our Declaration of Trust and Bylaws

Provisions of our governing documents, including, for example, our restrictions on transfer and ownership of our common shares, our classified Board of Trustees, our shareholder voting rights and standards, the power of our Trustees to amend our declaration of trust in certain circumstances without shareholder approval and our Trustee qualifications, could delay or prevent a change in our control. The limitations in our declaration of trust and bylaws on the ability of our shareholders to propose nominations of individuals for election as Trustees or other proposals of business to be considered at meetings of our shareholders, including the disclosure requirements related thereto, may delay, defer or prevent our shareholders from making proposals that could be beneficial to our shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Equiniti Trust Company.

Listing

Our common shares are listed on Nasdaq under the symbol “SEVN.”